    As filed with the Securities and Exchange Commission on August 15, 2002
                                                      Registration No. 333-
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                         YORK INTERNATIONAL CORPORATION
             (Exact name of Registrant as specified in its charter)


                Delaware                                        13-3473472
    (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                        Identification No. )

           631 South Richland                                     17403
           York, Pennsylvania                                   (Zip Code)
(Address of Principal Executive Offices)


  York International Corporation Amended and Restated 2002 Omnibus Stock Plan
                           ((Full title of the plan)


                                 Jane G. Davis
                 Vice President, Secretary and General Counsel
                         York International Corporation
                           631 South Richland Avenue
                            York, Pennsylvania 17403
                    (Name and address of agent for service)

                                 (717) 771-7890
         (Telephone number, including area code, of agent for service)

                                    copy to
                         Thomas D. Washburne, Jr., Esq.
                            Michael W. Conron, Esq.
                        Venable, Baetjer and Howard, LLP
                          2 Hopkins Plaza, Suite 1800
                           Baltimore, Maryland 21201

                                 (410) 244-7400

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
                                        Proposed maximum     Proposed maximum
Title of Securities     Amount to be   offering price per        aggregate          Amount of
 to be registered        registered          share*           offering price     Registration Fee
-------------------------------------------------------------------------------------------------
Common Stock              2,000,000          $30.70            $61,400,000           $5,648.80
$.005 Par Value              Shares

* Calculated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h), based upon the reported closing price of York International Corporation Common Stock on the New York Stock Exchange, Inc. on August 13, 2002

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information

            Omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

Item 2.     Registrant Information and Employee Plan Annual Information

            Omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

            The following documents, which the Registrant has previously filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference and made a part of this Registration
Statement:

            (a) The Company's latest Annual Report on Form 10-K for the fiscal year ended December 31, 2001; and

            (b) The Company's latest Quarterly Report on Form 10-Q for the quarter ended June 30, 2002; and

            (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

            (d) Description of the Common Stock of the Registrant, and associated Rights contained or incorporated in the registration statement filed by the Registrant under the Securities Exchange Act of 1934 including any amendments or reports filed for the purpose of updating such description.

            All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

            For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities

      Not Applicable.

Item 5.     Interests of Named Experts and Counsel

      Certain legal matters in connection with the Registration Statement will be passed upon for the Registrant by Jane G. Davis, Esq., Vice President, Secretary and General Counsel of the Registrant. As an officer of the Registrant, Ms. Davis is eligible to be granted securities pursuant to the York International Corporation Amended and Restated 2002 Omnibus Stock Plan.

Item 6.     Indemnification of Directors and Officers.

      The Registrant's By-Laws provide that the Registrant shall indemnify and advance expenses to its currently acting and former directors and officers, to the fullest extent permitted by the Delaware General Corporation Law, whenever they are defendants or threatened to be made defendants in any legal or administrative proceeding by reason of their relationship with the Registrant. The Delaware General Corporation Law, Section 145, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and then, where the person is adjudged to be liable to the corporation, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and then only for such expenses as the court shall deem proper.

            The Registrant is a party to indemnity agreements with certain of its officers and directors which provide that it must indemnify the Indemnitee against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with the investigation, defense or appeal of any proceeding arising from the Indemnitee's service as an agent of the Registrant, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, or in the case of criminal proceeding, had no reasonable cause to believe was unlawful. In the proceedings by or in the right of the Registrant, such as a stockholder's derivative suit, no indemnification is permitted for an individual adjudged liable due to gross negligence or willful misconduct of a culpable nature in the performance of his duty to the Registrant except in limited circumstances and with court approval. In addition, the indemnity agreements require the Registrant to advance all expenses incurred by an Indemnitee in connection with any proceeding arising from an Indemnitee's service to the Registrant provided he undertakes to repay the Registrant in the event it is ultimately determined that the Indemnitee is not entitled to indemnification.

Item 7.     Exemption from Registration Claimed.

      Not Applicable.

Item 8.     Exhibits.

      Exhibit Number                        Description
      --------------                        -----------
           5.1             Opinion of Jane G. Davis

           23.1            Consent of Jane G. Davis (included in Exhibit 5.1)

           23.2            Consent of KPMG LLP

           24.1            Powers of Attorney

Item 9.     Undertakings.

      (1)   The undersigned Registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of York, Commonwealth of Pennsylvania, on August 15, 2002.

                                           YORK INTERNATIONAL CORPORATION



                                           By: /s/ Jane G. Davis
                                               --------------------------------
                                               Jane G. Davis
                                               Vice President, Secretary and
                                               General Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                  *                                              August 15, 2002
-------------------------------------
Michael R. Young
President and Chief Executive Officer
and Director


                  *                                              August 15, 2002
-------------------------------------
C. David Myers, Vice President and
Chief Financial Officer


                  *                                              August 15, 2002
-------------------------------------
David R. Heck, Controller


                  *                                              August 15, 2002
-------------------------------------
Gerald C. McDonough, Chairman


                  *                                              August 15, 2002
-------------------------------------
W. Michael Clevy, Director

                  *                                              August 15, 2002
-------------------------------------
Malcolm W. Gambill, Director


                  *                                              August 15, 2002
-------------------------------------
John Roderick Heller, III, Director


                  *                                              August 15, 2002
-------------------------------------
Robert F. B. Logan, Director


                  *                                              August 15, 2002
-------------------------------------
Paul J. Powers, Director


                  *                                              August 15, 2002
-------------------------------------
Donald M. Roberts, Director


                  *                                              August 15, 2002
-------------------------------------
James A. Urry, Director


*By   /s/  Jane G. Davis
      ------------------
      Jane G. Davis
      Attorney-in-Fact